                                                                  Exhibit 10.a.a

                      UNITED NATIONAL BANK & TRUST COMPANY
                            GROUP TERM CARVE OUT PLAN

         THIS PLAN is made and entered into as of this 1st day of May, 2001, by and between the United National Bank & Trust Company, an OCC-chartered, FDIC-insured national bank with its main offices in Canton, Ohio (the "Bank") and the Participant selected to participate in this Plan (the "Participant").

                                  INTRODUCTION

         The Bank wishes to attract and retain highly qualified executives. To further this objective, the Bank is willing to divide the death proceeds of certain life insurance policies which are owned by the Bank on the lives of the participating executives with the designated beneficiary of each insured participating executive. The Bank will pay the life insurance premiums from its general assets.

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Plan, the following terms shall have the meanings specified:

         1.1 "Base Annual Salary" means the current base annual salary of the Participant at the earliest of (1) the date of the Participant's death; (2) the date of the Participant's Disability; (3) the date the Participant's employment with UNB Corp. or the Bank terminates within three years after a Change of Control (except for Termination for Cause); (4) the Participant's Early Retirement Date; or (5) the Participant's Normal Retirement Date. Current Base Annual Salary shall be defined by reference to compensation of the type that would be required to be reported by Securities and Exchange Commission Rule 228.402(b) (17 C.F.R. sec. 228.402(b)), specifically column (c) of that rule's Summary Compensation Table (or any successor provision).

         1.2 "Change of Control" means in the case of those Participants who are parties to a severance agreement with UNB Corp. the definition of Change in Control specified in that severance agreement. For all other Participants, Change of Control means that the Bank has terminated the Participant's employment for any of the following reasons:

         (a) Merger: UNB Corp. merges into or consolidates with another corporation, or merges another corporation into UNB Corp., and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of UNB Corp.'s voting securities immediately before the merger or consolidation. For purposes of this Agreement, the term person means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity;

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         (b)      Acquisition of Significant Share Ownership: a report on
                  Schedule 13D or Schedule TO (or any successor schedule, form or report) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 15% or more of a class of UNB Corp.'s voting securities (but this subsection 1.2(b) shall not apply to beneficial ownership of voting shares of UNB Corp. held by a Subsidiary (defined as an entity in which UNB Corp. directly or indirectly beneficially owns 50% or more of the outstanding voting securities) of UNB Corp. in a fiduciary capacity);

         (c) Change in Board Composition: during any period of two consecutive years, individuals who constitute the Board of Directors of UNB Corp. at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that -- for purposes of this subsection 1.2 (c) -- each director who is first elected by the Board (or first nominated by the Board for election by shareholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

         (d) Sale of Assets: UNB Corp. sells to a third party substantially all of UNB Corp.'s assets. For purposes of this Agreement, sale of substantially all of UNB Corp.'s assets includes sale of the Bank.

         1.3 "Compensation Committee" means either the Compensation Committee designated from time to time by the Bank's Board of Directors (as of the date this Plan is created, the Bank identifies the board committee performing this function as the UNB Corp. Compensation and Pension Committee) or a majority of the Bank's Board of Directors, either of which shall hereinafter be referred to as the Compensation Committee.

         1.4 "Disability" means, if the Participant is covered by a Bank-sponsored disability, policy, total disability as defined in such policy without regard to any waiting period. If the Participant is not covered by such a policy, Disability means the Participant suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Bank, prevents the Participant from performing substantially all of the Participant's normal duties for the Bank. As a condition to any benefits, the Bank may require the Participant to submit to such physical or mental evaluations and tests as the Bank's Board of Directors deems appropriate. Any one of the following events also constitutes Disability: the total and irrecoverable loss of speech or hearing; the loss of sight of both eyes; the severance of both hands at or above the wrist; the severance of both feet at or above the ankles; or the severance of one entire hand and one entire foot.

         1.5 "Early Retirement Age" means the first day of the month following the Participant's 55th birthday, provided the Participant has at least 10 Years of Service with the Bank on that date. If the Participant does not have 10 years of service with the Bank by the first









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day of the month following the date of his 55th birthday, the Participant's
Early Retirement Age means the date on which the Participant has 10 years of service with the Bank, provided such 10 Years of Service occurs before the Participant's Normal Retirement Age.

         1.6 "Early Termination" means the Termination of Employment before Early Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

         1.7 "Early Termination Date" means the month, day and year in which Early Termination occurs.

         1.8 "Insured" means the individual whose life is insured.

         1.9 "Insurer" means the insurance company issuing the life insurance policy on the life of the Insured.

         1.10 "Normal Retirement Age" means the Participant attaining age 65, but for Roger L. Mann Normal Retirement Age is age 64.

         1.11 "Normal Retirement Date" means the later of the Normal Retirement Age or the date that the Participant terminates or is terminated for any reason other than Termination for Cause.

         1.12 "Participant" means the employee who is designated by the Compensation Committee as eligible to participate in the Plan, elects in writing to participate in the Plan using the form attached hereto as Exhibit A, and signs a Split Dollar Endorsement for the Policy in which he or she is the Insured.

         1.13 "Policy" or "Policies" means the individual insurance policy or policies adopted by the Compensation Committee for purposes of insuring a Participant's life under this Plan.

         1.14 "Plan" means this instrument, including all amendments thereto.

         1.15 "Terminated for Cause" or "Termination for Cause" means in the case of those Participants who are parties to a severance agreement with UNB Corp. the definition of termination for cause specified in that severance agreement. For all other Participants, Termination for Cause or Terminated for Cause means that the Bank has terminated the Participant's employment for any of the following reasons:

         (a)      Gross negligence or gross neglect of duties;

         (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or






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         (c)      Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Participant's employment and resulting in an adverse effect on the Bank. No act, or failure to act, on the Participant's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.

         1.16 "Years of Service" means the total number of twelve-month periods during which the Participant serves as an employee of the Bank.

                                    ARTICLE 2
                                  PARTICIPATION

         2.1 Eligibility to Participate. The Compensation Committee in its sole discretion shall designate from time to time Participants that are eligible to participate in this Plan.

         2.2 Participation. The eligible executive may participate in this Plan by executing an Election to Participate and a Split Dollar Endorsement for each Policy. The Split Dollar Endorsement shall bind the Participant and his or her beneficiaries, assigns and transferees, to the terms and conditions of this Plan. An executive's participation is limited to only Policies where he or she is the Insured. Exhibit B attached hereto sets forth the original Insured Participants and the Policies on their lives.

         2.3 Termination of Participation. A Participant's rights under this Plan shall cease and his or her participation in this Plan shall terminate if any of the following events occur:

         (a)      If the Participant is Terminated for Cause,

         (b) If the Participant's employment with the Bank is terminated prior to the Early Retirement Age for reasons other than Disability or Change of Control, or

         (c) If the Participant terminates employment due to Disability and thereafter becomes gainfully employed with an entity other than the Bank.

         In the event that the Bank decides to maintain the Policy after the Participant's termination of participation in the Plan, the Bank shall be the direct beneficiary of the entire death proceeds of the Policy.

         2.4 Maintaining the Policy and Endorsement until Death. If any of the events listed below occur, the Bank shall maintain the Policy in full force and effect and, in no event, shall the Bank amend, terminate or otherwise abrogate the Participant's interest in the Policy, unless the Participant agrees pursuant to section 8.1. The Bank may replace the Policy with a comparable insurance policy to cover the benefit provided under this Agreement if the Bank and Participant execute a new Split Dollar Policy Endorsement for a comparable benefit, which Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

         (a) Disability. If the Participant's employment with the Bank is terminated due to Disability, except as set forth in section 2.3(c) herein.

         (b) Retirement. If the Participant's employment with the Bank is terminated on or after Early Retirement Age.

         (c) Change of Control. If the Participant's employment with UNB Corp. or the Bank terminates within three years after a Change of Control (except for Termination for Cause).

                                    ARTICLE 3
                           POLICY OWNERSHIP/INTERESTS

         3.1 Participant's Interest. With respect to each Policy, the Participant or the Participant's assignee shall have the right to designate the beneficiary of one of the following death benefit amounts:

         (a) PRE-RETIREMENT DEATH BENEFIT. If the Participant was employed by the Bank at the time of death, the death benefit shall be the LESSER of (i) or (ii): (i) the greater of (a) 100 times the Participant's projected normal retirement age monthly pension benefit under the UNB Corp. Pension Plan or (b) two times the Participant's current Base Annual Salary; or (ii) $1,000,000, in either case, less the participant's $50,000 group term life insurance benefit under the Bank's group term life insurance policy. If at any time after the adoption of this Group Term Carve Out Plan, the UNB Corp. Pension Plan is terminated or discontinued, the pre-retirement death benefit shall be the LESSER of (i) or (ii): (i) two times the Participant's current Base Annual Salary; or (ii) $1,000,000, in either case, less the participant's $50,000 group term life insurance benefit under the Bank's group term life insurance policy.

         (b) POST-RETIREMENT DEATH BENEFIT. If the Participant was no longer employed by the Bank at the time of death but had terminated employment

                  -        due to Disability,

                  -        or on or after Early Retirement Age, or

                  -        within three years after a Change of Control,

                  the death benefit shall be the lesser of (i) one times the Participant's Base Annual Salary at the time of termination of employment or (ii) $1,000,000.

         The Participant shall also have the right to elect and change settlement options with the consent of the Bank and the Insurer.

         3.2 Bank's Interest. The Bank shall own the Policies and shall have the right to exercise all incidents of ownership except that the Bank shall not sell, surrender or transfer ownership of a Policy so long as a Participant has an interest in the Policy during the time periods as described in section 3.1. This provision shall not impair the right of the Bank to terminate this Plan. With respect to each Policy, the Bank shall be the direct beneficiary of the remaining death proceeds of the Policy after the Participant's interest is determined according to section 3.1.

                                    ARTICLE 4
                                    PREMIUMS

         4.1 Premium Payment. The Bank shall pay all premiums due on all Policies.

         4.2 Imputed Income. The Bank shall impute income to the Participant in an amount equal to the current term rate for the Participant's age multiplied by the net death benefit payable to the Participant's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    ARTICLE 5
                                   ASSIGNMENT

         Any Participant may assign without consideration all interests in his or her Policy and in this Plan to any person, entity or trust. In the event a Participant shall transfer all of his or her interest in the Policy, then all of that Participant's interest in his or her Policy and in the Plan shall be vested in his or her transferee, who shall be substituted as a party hereunder, and that Participant shall have no further interest in his or her Policy or in this Plan.

                                    ARTICLE 6
                                     INSURER

         The Insurer shall be bound only by the terms of their corresponding Policy. Any payments the Insurer makes or actions it takes in accordance with a Policy shall fully discharge it from all claims, suits and demands of all persons relating to that Policy. The Insurer shall not be bound by the provisions of this Plan. The Insurer shall have the right to rely on the Bank's representations with regard to any definitions, interpretations, or Policy interests as specified under this Plan.


                                    ARTICLE 7
                                CLAIMS PROCEDURE












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



         7.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim against this Plan (the "Claimant"), in writing, within ninety (90) days of Claimant's written application for benefits, of his or her eligibility or benefits under this Plan. If the Bank determines that Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of this Plan on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of this Plan's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety (90) days.

         7.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitles him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty (60) days at the election of the Bank, but notice of this deferral shall be given to the Claimant.

                                    ARTICLE 8
                           AMENDMENTS AND TERMINATION

         8.1 Amendment or Termination of Plan. Except as otherwise provided in section 2.4 and 8.2, (i) the Bank may amend or terminate the Plan at any time, and (ii) the Bank may amend or terminate a Participant's rights under the Plan at any time prior to a Participant's death by written notice to the Participant. The Bank's right to amend the Plan includes the right to alter the formula for payment of pre-retirement death benefits, as specified in section 3.1(a) herein, through termination, discontinuance or cessation of operation of the UNB Corp. Pension Plan.

         8.2 Amendment or Termination of Plan Upon Change of Control. Notwithstanding the provisions of section 8.1, in the event of a Change of Control, the Bank, or its successor, shall maintain in full force and effect each Policy that is in existence on the date the Change of Control occurs and shall not terminate or otherwise abrogate a Participant's interest in the Policy. However, the Bank may replace the Policy with a comparable insurance policy to cover the benefit provided under this Agreement. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors. This section 8.2 shall apply to all Participants in the Plan on the date the Change of Control occurs, including but not limited to (i) a retired Participant who has an interest in a Policy; (ii) a disabled Participant who has an interest in the Policy; and (iii) a Participant whose employment is terminated as a result of a Change of Control.

         8.3 Participant Waiver. A Participant may, in the Participant's sole and absolute discretion, waive his or her rights under the Plan at any time. Any waiver permitted under this section 8.3 shall be in writing and delivered to the Board of Directors of the Bank.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Binding Effect. This Plan in conjunction with each Split Dollar Endorsement shall bind each Participant and the Bank, their beneficiaries, survivors, executors, administrators and transferees and any Policy beneficiary.

         9.2 No Guarantee of Employment. This Plan is not an employment policy or contract. It does not give a Participant the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge a Participant. It also does not require a Participant to remain an employee nor interfere with a Participant's right to terminate employment at any time.

         9.3 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

         9.4 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his/her last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

         9.5 Entire Agreement. This Plan constitutes the entire agreement between the Bank and the Participant as to the subject matter hereof. No rights are granted to the Participants by virtue of this Plan other than those specifically set forth herein.

         9.6 Administration. The Bank shall have powers which are necessary to administer this Plan, including but not limited to:

         (a)      Interpreting the provisions of the Plan;

         (b) Establishing and revising the method of accounting for the Plan;









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



         (c)      Maintaining a record of benefit payments; and

         (d) Establishing rules and prescribing any forms necessary or desirable to administer the Plan.

         9.7 Designated Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         9.8 Severability. If for any reason any provision of this Agreement is held invalid such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall, to the full extent consistent with the law, continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, not held so invalid, and the rest of such provision, together with all other provisions of this Agreement shall, to the full extent consistent with the law, continue in full force and effect.

         9.9 Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         IN WITNESS WHEREOF, the Bank executes this Plan as of the date indicated above.

                                            BANK:
                                            UNITED NATIONAL BANK & TRUST
                                            COMPANY

                                            BY    __________________________


                                            TITLE __________________________

                                    EXHIBIT A

                             ELECTION TO PARTICIPATE

         I, ______________________________________________, an eligible employee as determined in section 2.1 of the United National Bank & Trust Company Group Term Carve Out Plan (the "Plan") dated as of May 1, 2001, hereby elect to become a Participant of the Plan in accordance with Section 2.2 of the Plan. Additionally, I acknowledge that I have read the Plan document and agree to be bound by its terms.

         Executed this_______ day of ________________, 2001.


__________________________                    _________________________________
Witness                                       Participant


























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                                    EXHIBIT B
                              LIST OF PARTICIPANTS

PARTICIPANT'S NAME                  INSURER                        POLICY NUMBER



Stephen C. Asper        Great-West Life & Annuity  Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Timothy H. Bahler       Great-West Life & Annuity  Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Robert J. Barnes        Great-West Life & Annuity  Insurance Company
                        Jefferson-Pilot Life  Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Robert J. Blackburn     Great-West Life & Annuity  Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Ronald P. Dezenzo       Great-West Life & Annuity Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Scott E. Dodds          Great-West Life & Annuity  Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Leo E. Doyle            Great-West Life & Annuity  Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

                        Great-West Life & Annuity  Insurance Company
Sheldon F. Everhart     Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Jerilynn Ferguson       Great-West Life & Annuity  Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Jeffrey A. Ferry        Great-West Life & Annuity  Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

                                    EXHIBIT B
                              LIST OF PARTICIPANTS

PARTICIPANT'S NAME                  INSURER                        POLICY NUMBER



Philip L. Francis         Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

Rebecca A. Geis           Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

John J. Kennedy           Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

Richard F. Kress          Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

Paula J. Lightbody        Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

Roger L. Mann             Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

Arthur S. Marangi         Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

Robert P. Nelson          Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

James J. Pennetti         Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

Vanessa M. Richards       Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

David Roberts             Great-West Life & Annuity Insurance Company
                          Jefferson-Pilot Life Insurance Company
                          Massachusetts Mutual Life Insurance Co.

                                    EXHIBIT B
                              LIST OF PARTICIPANTS

PARTICIPANT'S NAME                    INSURER                      POLICY NUMBER



James H. Rutledge       Great-West Life & Annuity Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

William Schumacher      Great-West Life & Annuity Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Robert M. Sweeney       Great-West Life & Annuity Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Sandy K. Upperman       Jefferson-Pilot Life Insurance Company
                        Great-West Life & Annuity Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Derek G. Williams       Jefferson-Pilot Life Insurance Company
                        Great-West Life & Annuity Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Marianne Yeager         Great-West Life & Annuity Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

Linda M. Zaleski        Great-West Life & Annuity Insurance Company
                        Jefferson-Pilot Life Insurance Company
                        Massachusetts Mutual Life Insurance Co.

                            GROUP TERM CARVE OUT PLAN
                         SPLIT DOLLAR POLICY ENDORSEMENT
                      UNITED NATIONAL BANK & TRUST COMPANY

Policy No.
                                                              Insured:

Supplementing and amending the application of the United National Bank & Trust
Company (the "Bank") on May       , 2001 to Great-West Life & Annuity Insurance
Company (the "Insurer"), the applicant requests and directs that:

                                  BENEFICIARIES
                                  -------------

         1. The beneficiary designated by the Insured, or his/her transferee shall be the beneficiary of one of the following death benefit amounts, subject to the provisions of paragraph 5 below:

         (i) PRE-RETIREMENT DEATH BENEFIT. If the Insured/Participant was employed by the Bank at the time of death, the death benefit shall be %% multiplied by the LESSER of (a) or (b):

                  (a) two times the Insured's current Annual Base Salary (defined in the United National Bank and Trust Company Group Term Carve Out Plan dated as of May 1, 2001 (the "Plan")) if the UNB Corp. Pension Plan shall have been previously terminated or discontinued. If the UNB Corp. Pension Plan shall not have been previously terminated or discontinued, the amount calculated under this paragraph (a) shall be the greater of

                           (x) 100 times the Insured's projected normal retirement age monthly pension benefit under the UNB Corp. Pension Plan, or

                           (y) two times the Insured's current Base Annual Salary or

                  (b)      $1,000,000,

                  less $%, representing %% multiplied by the Insured's $50,000 group term life insurance benefit under the Bank's group term life insurance policy.

         (ii) POST-RETIREMENT DEATH BENEFIT. If the Insured/Participant was no longer employed by the Bank at the time of death, but had terminated employment within

                  - three years after a Change of Control (defined in the Plan),

                  -        due to Disability (defined in the Plan), or

                  - on or after Early Retirement Age (defined in the Plan),







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




                           the death benefit shall be         multiplied by the
                           LESSER of: (a) one times the Participant's Base Annual Salary (defined in the Plan) at the time of termination of employment or (b) $1,000,000.

         The Insurer may rely on a certificate issued by an authorized officer of the Bank for a determination of the amount equal to one or two times Base Annual Salary of the Insured.

         2. The beneficiary of any remaining death proceeds shall be the United National Bank & Trust Company, an OCC-chartered, FDIC-insured national bank with its main offices in Canton, Ohio.

                                    OWNERSHIP
                                    ---------

         3. The Owner of the Policy shall be the Bank. The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or his/her transferee in paragraph (4) of this endorsement.

         4. The Insured or his/her transferee shall have the right to assign all rights and interests in the Policy with respect to that portion of the death proceeds designated in paragraph (1) of this endorsement, and to exercise all settlement options with respect to such death proceeds.

         5. Notwithstanding the provisions of paragraph (4) above, the Insured or the Insured's transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in paragraph (1) of this endorsement if any of the following events occur:

         (i) If the Insured/Participant is Terminated for Cause (defined in the Plan), or

         (ii) If the Insured/Participant's employment with the Bank is terminated prior to Early Retirement Age (defined in the Plan), for reasons other than Disability (defined in the Plan) or Change of Control (defined in the Plan), or

         (iii) If the Insured/Participant terminates employment due to Disability (defined in the Plan) and thereafter becomes gainfully employed with an entity other than the Bank.

               MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY
               ---------------------------------------------------

         Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in paragraph (3) above shall be limited to the portion of the proceeds described in paragraph (2) above.





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



                                OWNER'S AUTHORITY
                                -----------------

         The Insurer is hereby authorized to recognize the Owner's claim to rights hereunder without investigating the reason for any action taken by the Owner, including the Owner's statement of the amount of premiums the Owner has paid on the Policy. The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release to the Insurer. The Insurer may rely on a sworn statement in form satisfactory to it furnished by the Owner, its successors or assigns, as to their interest and any payments made pursuant to such statement shall discharge the Bank accordingly.

         Any transferee's rights shall be subject to this Endorsement.

         The Owner accepts and agrees to this split dollar endorsement.

         The undersigned is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

         Signed at Canton, Ohio, this ___________ day of ______________________,
2001.

BANK:             United National Bank & Trust Company


                  By:   _____________________________________


                  Its:  _____________________________________


                     ACCEPTANCE AND BENEFICIARY DESIGNATION

         The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates _______________________________ (relationship: _______________________________) as primary beneficiary(s) and ____________________________ (relationship: _______________________________) as secondary/contingent beneficiary of the portion of the proceeds described in paragraph (1) above.

         Signed at _______________________________, Ohio, this ______________
day of ___________________, 2001.

INSURED:



         ___________________________________








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